Exhibit XXIX


February 13, 2009

Trump Entertainment Resorts, Inc.
725 Fifth Avenue
New York, NY  10022
Attention:  Robert M. Pickus, Esq.,
            General Counsel

Trump Entertainment Resorts Holdings, L.P.
c/o Trump Entertainment Resorts, Inc.
725 Fifth Avenue
New York, NY  10022
Attention:  Robert M. Pickus, Esq.,
            General Counsel

Re:  Limited Partnership Interest in Trump Entertainment Resorts Holdings, L.P.
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Dear Sir:

Reference is hereby made to that certain Fourth Amended and Restated Agreement of Limited Partnership of Trump Entertainment Resorts Holdings, L.P., made and entered into May 20, 2005 (as amended and in effect as of the date hereof, the "Partnership Agreement"), by and among Trump Entertainment Resorts, Inc. ("TER"), Donald J. Trump, Trump Casinos, Inc., TCI 2 Holdings, LLC, and the Persons (as defined therein) who may become party to the Partnership Agreement from time to time pursuant to the terms thereof. Capitalized, undefined terms used herein have the respective meanings ascribed to them in the Partnership Agreement.

The undersigned has determined that his Partnership Interests are worthless and lack potential to regain value. The undersigned intends to abandon, and is hereby abandoning, any and all of his Partnership Interests. The undersigned hereby notifies TER, as the General Partner, and the Partnership of his abandonment of any and all of his Partnership Interests. Accordingly, effective immediately, the undersigned hereby relinquishes any and all rights, and disavows any and all obligations, under the Partnership Agreement or otherwise with respect to the Partnership and the Partnership Interests.

Sincerely,

/s/ Donald J. Trump

Donald J. Trump



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February 13, 2009
Page 2

cc:      Trump Casinos, Inc.
         1000 Boardwalk at Virginia Avenue
         Atlantic City, NJ 08401
         Attention:  President

         TCI 2 Holdings, LLC
         725 Fifth Avenue
         New York, NY 10022
         Attention:  President

         Holders of the 8.5% Senior Secured Notes due 2015
         c/o Stroock & Stroock & Lavan LLP
         180 Maiden Lane
         New York, NY  10038
         Attention:  Kristopher M. Hansen, Esq.

         Beal Bank S.S.B.
         6000 Legacy Drive
         Plano, TX  75024
         Attention:  James Erwin